UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue Carpinteria, California	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PCOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the recommendation of the nominating and corporate governance committee, or the Nominating Committee, of the board of directors, or the Board, of Procore Technologies, Inc., a Delaware corporation, or the Company, on December 21, 2021, the Board appointed Erin Chapple to fill a vacancy on the Board, effective immediately. Ms. Chapple will serve as a Class I director until the Company’s 2022 annual meeting of stockholders, until such time as her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Based upon the further recommendation of the Nominating Committee, the Board also appointed Ms. Chapple to serve as a member of the compensation committee of the Board, or the Compensation Committee, with such appointment effective as of January 1, 2022. Ms. Chapple was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.

The Board has determined that Ms. Chapple qualifies as an independent director under the listing standards of the New York Stock Exchange and the director independence standards set forth in the Company’s Corporate Governance Guidelines. Additionally, there are no transactions involving the Company and Ms. Chapple that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Pursuant to, and subject to the terms of, the Company’s Non-Employee Director Compensation Policy, as amended, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021, Ms. Chapple will receive an annual cash retainer of $35,000 for service on the Board. Following the effectiveness of her appointment to the Compensation Committee, Ms. Chapple will receive an additional annual cash retainer of $7,500 per year for service on the Compensation Committee. Ms. Chapple was granted an initial Restricted Stock Unit award having a target equity value of $450,000, or the Initial RSU Award. The Initial RSU Award will vest in a series of three equal annual installments measured based on the date of grant, subject to continued service through each vesting date. In addition, annually, at the close of business on the date of each annual meeting of the Company’s stockholders, each, an Annual Meeting, Ms. Chapple will receive a Restricted Stock Unit award having a target equity value of $200,000, each, an Annual RSU Award, subject to her continued service through each such date. Each Annual RSU Award will vest in full on the date of the following year’s Annual Meeting (or the date immediately preceding the date of the following year’s Annual Meeting if her service on the Board ends at such meeting), subject to her continued service through the applicable vesting date. The Initial RSU Award and any Annual RSU Awards are subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and its related agreements.

In connection with her appointment to the Board, the Company will enter into its standard indemnification agreement with Ms. Chapple, the form of which is incorporated by reference as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on May 6, 2021 (File No. 333-236789).

Item 8.01	Other Events.

On December 22, 2021, the Company issued a press release announcing the appointment of Ms. Chapple as a member of the Board. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Procore Technologies, Inc. Press Release, dated as of December 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Dated: December 22, 2021	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary